Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Physicians Realty Trust
Physicians Realty L.P.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities												
	Physicians Realty Trust											
Fees to Be Paid	Equity	Common Shares, $0.01 par value per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)				
	Equity	Preferred Shares, $0.01 par value per share	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)				
	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)				
	Debt	Guarantees of Debt Securities of Physicians Realty L.P. (3)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)				
	Other	Depositary Shares representing Preferred Shares (4)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)				
	Other	Warrants	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)				
	Other	Units (5)	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)				
	Physicians Realty L.P.											
	Debt	Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)				
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A				
Carry Forward Securities												
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A				
	Total Fees Previously Paid							N/A				
	Total Fee Offsets							N/A				
	Net Fee Due							N/A				

(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may from time to time be issued upon conversion, redemption, exchange, exercise or settlement of other securities registered hereunder, including under any applicable anti-dilution provision. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2) In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees.

(3) No separate consideration will be received for the guarantees by Physicians Realty Trust of the debt securities of Physicians Realty L.P. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is required with respect to the guarantees. (4) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred shares and will be evidenced by a depositary receipt. (5) Each unit will be issued under a unit agreement and units may be comprised of common shares, preferred shares, debt securities, depositary shares and warrants in any combination. The registrant is filing this registration statement to replace its registration statement (No. 333-236725). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such registration statement.